Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 8, 2012, with respect to the consolidated financial statements, schedules, and internal control over financial reporting included in the Annual Report of Ramco-Gershenson Properties Trust and subsidiaries on Form 10-K for the year ended December 31, 2011.  We hereby consent to the incorporation by reference of said reports in the Registration Statement of Ramco-Gershenson Properties Trust and subsidiaries on Form S-3 (File No. 333-174805, effective June 17, 2011).

Southfield, Michigan
May 4, 2012